Exhibit 99.1

PJT Partners Inc. Reports Full Year and Fourth Quarter 2019 Results

Overview

>	Total Revenues of $717.6 million for full year 2019, up 24% from a year ago
–	Advisory Revenues of $571.8 million, up 27%
–	Placement Revenues of $133.2 million, up 20%
>	Total Revenues of $248.7 million for fourth quarter 2019, up 42% from a year ago
–	Advisory Revenues of $188.2 million, up 42%
–	Placement Revenues of $55.6 million, up 44%
>	Full year 2019 GAAP Pretax Income of $82.2 million and Adjusted Pretax Income of $132.3 million
>	Full year GAAP Diluted EPS of $1.21 and Adjusted EPS of $2.41; fourth quarter GAAP Diluted EPS of $0.69 and Adjusted EPS of $1.02
>	Strong balance sheet at year end with $217.5 million of cash, cash equivalents and short-term investments
>	Repurchased approximately 1.9 million share equivalents in 2019 through share repurchases, net share settlements and Partnership Unit exchanges
–	Intend to repurchase approximately 227 thousand Partnership Units for cash in February 2020

New York, February 6, 2020: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today reported Total Revenues of $717.6 million for the year ended December 31, 2019 compared with $580.2 million for 2018. GAAP Net Income and Adjusted Net Income, If-Converted were $63.8 million and $98.5 million, respectively, for 2019 compared with $42.6 million and $76.5 million, respectively, for 2018. GAAP Diluted EPS and Adjusted EPS were $1.21 and $2.41, respectively, for 2019 compared with $1.16 and $1.91, respectively, for 2018.

Total Revenues for fourth quarter 2019 were $248.7 million compared with $175.4 million for 2018. GAAP Net Income and Adjusted Net Income, If-Converted were $38.0 million and $41.6 million, respectively, for the current quarter compared with $12.5 million and $24.9 million, respectively, for the prior year quarter. GAAP Diluted EPS and Adjusted EPS were $0.69 and $1.02, respectively, for the current quarter compared with $0.22 and $0.60, respectively, for the prior year quarter.

Paul J. Taubman, Chairman and Chief Executive Officer, said, “We are pleased to report record 2019 results, reflecting consistent progress across all of our businesses. Our fourth quarter financial performance was the strongest in the company’s history and we begin 2020 with continued optimism about our firm’s prospects. In just over four years of operations, we have built a global advisory focused investment bank that is increasingly recognized as a thought leader and trusted advisor to companies and decision makers around the globe.”

Media Relations: Julie Oakes Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three months and year ended December 31, 2019 and 2018:

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	% Change	2019	2018	% Change
	(Dollars in Millions)
Revenues
Advisory	$188.2	$132.6	42%	$571.8	$451.6	27%
Placement	55.6	38.6	44%	133.2	111.0	20%
Interest Income & Other	4.9	4.2	16%	12.7	17.7	(28%)
Total Revenues	$248.7	$175.4	42%	$717.6	$580.2	24%

Year Ended

Total Revenues were $717.6 million for 2019 compared with $580.2 million for 2018, an increase of 24%.

Advisory Revenues were $571.8 million for 2019 compared with $451.6 million for 2018, an increase of 27%. Advisory Revenues increased primarily driven by significant growth in our strategic advisory business.

Placement Revenues were $133.2 million for 2019 compared with $111.0 million for 2018, an increase of 20%. Placement Revenues increased driven by growth in corporate private placement activity and increased fundraising activity for alternative asset managers.

Interest Income & Other was $12.7 million for 2019 compared with $17.7 million for 2018. The decrease was primarily driven by realized and unrealized foreign currency losses.

Three Months Ended

Total Revenues were $248.7 million for fourth quarter 2019 compared with $175.4 million for the prior year quarter, an increase of 42%.

Advisory Revenues were $188.2 million for the current quarter compared with $132.6 million for the prior year quarter, an increase of 42%. The increase in Advisory Revenues was driven by growth in our strategic advisory, restructuring and special situations and secondary advisory businesses.

Placement Revenues were $55.6 million for the current quarter compared with $38.6 million for the prior year quarter, an increase of 44%. Placement Revenues increased driven by growth in corporate private placement activity and increased fundraising activity for alternative asset managers.

Interest Income & Other was $4.9 million for the current quarter compared with $4.2 million for the prior year quarter. The increase was driven by higher reimbursable expenses billed to clients.

Expenses

The following tables set forth information relating to the Company’s expenses for the three months and year ended December 31, 2019 and 2018:

	Year Ended December 31,
	2019		2018
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$502.2	$460.3	$424.5	$371.9
% of Revenues	70.0%	64.1%	73.2%	64.1%
Non-Compensation	$133.3	$125.1	$114.3	$109.1
% of Revenues	18.6%	17.4%	19.7%	18.8%
Total Expenses	$635.4	$585.4	$538.7	$481.0
% of Revenues	88.5%	81.6%	92.8%	82.9%
Pretax Income	$82.2	$132.3	$41.5	$99.2
% of Revenues	11.5%	18.4%	7.2%	17.1%

	Three Months Ended December 31,
	2019		2018
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$164.8	$160.1	$126.7	$112.8
% of Revenues	66.3%	64.4%	72.2%	64.3%
Non-Compensation	$34.9	$33.0	$32.0	$29.7
% of Revenues	14.1%	13.3%	18.3%	16.9%
Total Expenses	$199.8	$193.1	$158.7	$142.5
% of Revenues	80.3%	77.7%	90.5%	81.2%
Pretax Income	$48.9	$55.5	$16.7	$32.9
% of Revenues	19.7%	22.3%	9.5%	18.8%

Compensation and Benefits Expense

Year Ended

GAAP Compensation and Benefits Expense was $502.2 million for 2019 compared with $424.5 million for 2018. Adjusted Compensation and Benefits Expense was $460.3 million for 2019 compared with $371.9 million for 2018. The increase in Compensation and Benefits Expense reflected higher revenues during 2019 as well as increased headcount.

Three Months Ended

GAAP Compensation and Benefits Expense was $164.8 million for fourth quarter 2019 compared with $126.7 million for the prior year quarter. Adjusted Compensation and Benefits Expense was $160.1 million for the current quarter compared with $112.8 million for the prior year quarter. The increase in Compensation and Benefits Expense reflected higher revenues during the current quarter as well as increased headcount.

Non-Compensation Expense

Year Ended

GAAP Non-Compensation Expense was $133.3 million for 2019 compared with $114.3 million for 2018. Adjusted Non-Compensation Expense was $125.1 million for 2019 compared with $109.1 million for 2018.

GAAP Non-Compensation Expense increased during 2019 compared with 2018 in all financial statement categories with the most significant increases as follows: Other Expenses increased due to interest expense associated with the acquisition of CamberView and additional market data and other expenses associated with increased headcount and business activity. Depreciation and Amortization increased due to additional amortization expense related to intangible assets recorded in the acquisition of CamberView during the fourth quarter of 2018. Occupancy and Related expense increased due to expansion in footprint in our existing locations as well as the assumption of leases in the CamberView acquisition. Travel and Related expense increased driven by increased headcount and business activity.

Adjusted Non-Compensation Expense increased during 2019 compared with 2018 primarily due to increases in Other Expenses, Occupancy and Related and Travel and Related for the reasons noted above.

Three Months Ended

GAAP Non-Compensation Expense was $34.9 million for fourth quarter 2019 compared with $32.0 million for the prior year quarter. Adjusted Non-Compensation Expense was $33.0 million for the current quarter compared with $29.7 million for the prior year quarter.

GAAP Non-Compensation Expense increased during fourth quarter 2019 compared with 2018 with increases in Other Expenses and Occupancy and Related being partially offset by a decrease in Professional Fees. Other Expenses increased due to increased business activity. Occupancy and Related expense increased due to expansion in footprint in our existing locations. Professional Fees decreased due to a reduction in legal and other professional services fees.

Adjusted Non-Compensation Expense increased during the current quarter compared with the prior year quarter, primarily due to the increases in Other Expenses and Occupancy and Related for the reasons noted above.

Provision for Taxes

As of December 31, 2019, PJT Partners Inc. owned 59.5% of PJT Partners Holdings LP. PJT Partners Inc. is subject to corporate U.S. federal and state income tax while PJT Partners Holdings LP is subject to New York City unincorporated business tax and other entity-level taxes imposed by certain state and foreign jurisdictions. Please refer to Note 12. “Stockholders’ Equity (Deficit)” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for further information about the corporate ownership structure.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding Class A partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding the unvested partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the year ended December 31, 2019 was 25.5% compared with 22.9% for the same period a year ago. This tax rate excludes the tax benefits of the adjustments for transaction-related compensation expense, amortization expense and ongoing payments due to The Blackstone Group Inc. (“Blackstone”) resulting from the October 1, 2015 spin-off. While the Company benefited in 2019 from the tax impact relating to the delivery of vested shares at a value in excess of their amortized cost, this benefit was less in 2019 than 2018.

Capital Management and Balance Sheet

As of December 31, 2019, the Company held cash, cash equivalents and short-term investments of $217.5 million. Additionally, the Company had funded debt of $21.5 million, which has been subsequently repaid.

On April 24, 2019, the Company’s Board of Directors authorized the repurchase of shares of the Company’s Class A common stock in an amount up to $100 million. As of December 31, 2019, the Company’s remaining repurchase authorization was $85.1 million.

During fourth quarter 2019, the Company repurchased 111,023 shares of Class A common stock pursuant to the share repurchase program, net share settled 3,632 shares to satisfy employee tax obligations and repurchased 108,108 Partnership Units for cash pursuant to the quarterly exchange program.

In aggregate during fourth quarter 2019, the Company repurchased an equivalent of 222,763 shares at an average price of $40.25 per share. During the year ended December 31, 2019, the total share equivalent repurchases were 1.9 million shares at an average price of $41.24 per share.

The Company intends to repurchase 226,784 Partnership Units for cash on February 13, 2020 at a price to be determined by the per share volume-weighted average price of the Company’s Class A common stock on February 10, 2020.

Dividend

The Board of Directors of PJT Partners Inc. has declared a quarterly dividend of $0.05 per share of Class A common stock. The dividend will be paid on March 18, 2020 to Class A common stockholders of record on March 4, 2020.

Quarterly Investor Call Details

PJT Partners will host a conference call on February 6, 2020 at 8:30 a.m. ET to discuss its full year and fourth quarter 2019 results. The conference call can be accessed via the internet on www.pjtpartners.com or by dialing +1 (800) 263-0877 (U.S. domestic) or +1 (323) 994-2131 (international), passcode 3273 338. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com or by dialing +1 (888) 203-1112 (U.S. domestic) or +1 (719) 457-0820 (international), passcode 3273 338.

About PJT Partners

PJT Partners is a global advisory-focused investment bank. Our team of senior professionals delivers a wide array of strategic advisory, shareholder advisory, restructuring and special situations and private fund advisory and placement services to corporations, financial sponsors, institutional investors and governments around the world. We offer a unique portfolio of advisory services designed to help our clients achieve their strategic objectives. We also provide, through PJT Park Hill, private fund advisory and fundraising services for alternative investment managers, including private equity funds, real estate funds and hedge funds. To learn more about PJT Partners, please visit the Company’s website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in such forward-looking statements. You should not put undue reliance on any forward-looking statements contained herein. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

The risk factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause our results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that we are unable to predict at this time or that are not currently expected to have a material adverse effect on our business. Any such risks could cause our results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis; Adjusted Earnings Per Share; Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the significant accounting impact of: (a) transaction-related compensation expense, including expense related to Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the spin-off from Blackstone and acquisition of CamberView; (b) intangible asset amortization associated with Blackstone’s initial public offering (“IPO”), the acquisition of PJT Capital LP, and the acquisition of CamberView; (c) impairment of CamberView’s former leased space; and (d) the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested partnership units that have yet to satisfy certain market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues
Advisory	$188,194	$132,635	$571,771	$451,553
Placement	55,577	38,554	133,180	111,035
Interest Income and Other	4,881	4,204	12,688	17,660
Total Revenues	248,652	175,393	717,639	580,248
Expenses
Compensation and Benefits	164,809	126,679	502,165	424,459
Occupancy and Related	8,726	7,108	31,547	27,125
Travel and Related	6,453	6,468	25,700	23,374
Professional Fees	4,190	5,341	21,779	20,631
Communications and Information Services	3,309	3,018	13,380	12,539
Depreciation and Amortization	3,787	3,611	14,496	9,973
Other Expenses	8,476	6,494	26,382	20,634
Total Expenses	199,750	158,719	635,449	538,735
Income Before Provision (Benefit) for Taxes	48,902	16,674	82,190	41,513
Provision (Benefit) for Taxes	10,859	4,144	18,403	(1,045)
Net Income	38,043	12,530	63,787	42,558
Net Income Attributable to Non-Controlling Interests	21,233	5,091	34,225	15,388
Net Income Attributable to PJT Partners Inc.	$16,810	$7,439	$29,562	$27,170
Net Income Per Share of Class A Common Stock
Basic	$0.71	$0.32	$1.23	$1.23
Diluted	$0.69	$0.22	$1.21	$1.16
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	23,710,261	23,226,095	24,007,138	21,879,574
Diluted	24,991,277	39,883,039	25,014,569	24,254,061

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP Net Income	$38,043	$12,530	$63,787	$42,558
Less: GAAP Provision (Benefit) for Taxes	10,859	4,144	18,403	(1,045)
GAAP Pretax Income	48,902	16,674	82,190	41,513

Adjustments to GAAP Pretax Income
Transaction-Related Compensation Expense(1)	4,681	13,893	41,886	52,566
Amortization of Intangible Assets(2)	1,928	1,984	7,654	3,735
Spin-Off-Related Payable Due to Blackstone(3)	24	70	539	1,145
Acquisition-Related Lease Impairment(4)	—	266	—	266
Adjusted Pretax Income	55,535	32,887	132,269	99,225
Adjusted Taxes(5)	9,573	7,762	22,030	16,513
Adjusted Net Income	45,962	25,125	110,239	82,712

If-Converted Adjustments
Less: Adjusted Taxes(5)	(9,573)	(7,762)	(22,030)	(16,513)
Add: If-Converted Taxes(6)	13,937	8,005	33,723	22,718
Adjusted Net Income, If-Converted	$41,598	$24,882	$98,546	$76,507

GAAP Net Income Per Share of Class A Common Stock
Basic	$0.71	$0.32	$1.23	$1.23
Diluted	$0.69	$0.22	$1.21	$1.16
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	23,710,261	23,226,095	24,007,138	21,879,574
Diluted	24,991,277	39,883,039	25,014,569	24,254,061

Adjusted Net Income, If-Converted Per Share	$1.02	$0.60	$2.41	$1.91
Weighted-Average Shares Outstanding, If-Converted	40,808,615	41,278,100	40,967,316	40,067,556

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
GAAP Compensation and Benefits Expense	$164,809	$126,679	$502,165	$424,459
Transaction-Related Compensation Expense(1)	(4,681)	(13,893)	(41,886)	(52,566)
Adjusted Compensation and Benefits Expense	$160,128	$112,786	$460,279	$371,893

Non-Compensation Expenses
Occupancy and Related	$8,726	$7,108	$31,547	$27,125
Travel and Related	6,453	6,468	25,700	23,374
Professional Fees	4,190	5,341	21,779	20,631
Communications and Information Services	3,309	3,018	13,380	12,539
Depreciation and Amortization	3,787	3,611	14,496	9,973
Other Expenses	8,476	6,494	26,382	20,634
GAAP Non-Compensation Expense	34,941	32,040	133,284	114,276
Amortization of Intangible Assets(2)	(1,928)	(1,984)	(7,654)	(3,735)
Spin-Off-Related Payable Due to Blackstone(3)	(24)	(70)	(539)	(1,145)
Acquisition-Related Lease Impairment(4)	—	(266)	—	(266)
Adjusted Non-Compensation Expense	$32,989	$29,720	$125,091	$109,130

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months and year ended December 31, 2019 and 2018 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Weighted-Average Shares Outstanding - GAAP
Shares of Class A Common Stock Outstanding	23,088,660	22,544,473	23,117,559	20,772,112
Vested, Undelivered RSUs	621,601	681,622	889,579	1,107,462
Basic Shares Outstanding, GAAP	23,710,261	23,226,095	24,007,138	21,879,574
Dilutive Impact of Unvested Common RSUs(7)	1,281,016	1,658,498	1,007,431	2,374,487
Dilutive Impact of Partnership Units(8)	—	14,998,446	—	—
Diluted Shares Outstanding, GAAP	24,991,277	39,883,039	25,014,569	24,254,061

Weighted-Average Shares Outstanding - If-Converted
Shares of Class A Common Stock Outstanding	23,088,660	22,544,473	23,117,559	20,772,112
Vested, Undelivered RSUs	621,601	681,622	889,579	1,107,462
Conversion of Unvested Common RSUs(7)	1,281,016	1,658,498	1,007,431	2,374,487
Conversion of Participating RSUs	27,208	128,913	40,544	139,519
Conversion of Partnership Units	15,790,130	16,264,594	15,912,203	15,673,976
If-Converted Shares Outstanding	40,808,615	41,278,100	40,967,316	40,067,556

	As of December 31,
	2019	2018
Fully-Diluted Shares Outstanding(9)(10)	43,066,139	43,028,153

As of December 31, 2019, there were 3.6 million Partnership Units and 0.3 million RSUs subject to market conditions that are not included in fully-diluted shares outstanding.

Footnotes

(1)

This adjustment adds back to GAAP Pretax Income transaction-related compensation expense for Partnership Units with both time-based vesting and market conditions as well as equity-based and cash awards granted in connection with the spin-off from Blackstone and the acquisition of CamberView.

(2)

This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with Blackstone’s IPO, the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.

(3)

This adjustment adds back to GAAP Pretax Income the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such expense is reflected in Other Expenses in the Condensed Consolidated Statements of Operations.

(4)	This adjustment adds back to GAAP Pretax income the impairment on CamberView’s former leased space.
(5)	Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(6)

Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding the unvested partnership units that have yet to satisfy market conditions) were exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects.

(7)	Represents the dilutive impact under the treasury method of unvested, non-participating RSUs that have a remaining service requirement.
(8)	Represents the number of shares assuming the conversion of vested Partnership Units as well as the dilutive impact of unvested Partnership Units with a remaining service requirement.
(9)	Excludes 3.6 million Partnership Units and 0.3 million RSUs as of December 31, 2019 that have yet to satisfy certain market conditions.
(10)	Assumes all Partnership Units and unvested participating RSUs have been converted to shares of the Company’s Class A common stock.
Note:	Amounts presented in tables above may not add or recalculate due to rounding.